Exhibit 4.2

EXECUTION VERSION

PUBLIC SERVICE COMPANY OF NEW MEXICO

TO

MUFG UNION BANK, N.A.

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 11, 2015

To

INDENTURE

Dated as of August 1, 1998

Providing for

3.850% Senior Unsecured Notes due 2025

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 11, 2015, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the “Company”), having its principal office at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), a national banking association (as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee (the “Trustee”) under the Indenture, dated as of August 1, 1998, between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its senior notes (the “Notes”), said Notes to be issued in one or more series as in the Indenture provided.

The Company has executed and delivered to the Trustee a First Supplemental Indenture, dated as of August 1, 1998, between the Company and the Trustee to establish the forms and terms of two series of Notes, a Second Supplemental Indenture, dated as of September 1, 2003, between the Company and the Trustee to establish the form and terms of one series of Notes, a Third Supplemental Indenture, dated as of May 13, 2008, between the Company and the Trustee, among other things, to establish the form and terms of one series of Notes, and a Fourth Supplemental Indenture, dated as of October 12, 2011, between the Company and the Trustee, among other things, to establish the form and terms of one series of Notes (the Indenture, as supplemented and amended by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture, and said Fourth Supplemental Indenture, the “Indenture, as heretofore supplemented”).

Effective as of June 1, 2011, MUFG Union Bank, N.A. (under its then name, Union Bank, N.A.) succeeded to The Bank of New York Mellon Trust Company, N.A. as Trustee. Effective as of October 1, 2006, The Bank of New York Mellon Trust Company, N.A. (under its then name, The Bank of New York Trust Company, N.A.) succeeded to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)) as Trustee.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Notes to be known as its 3.850% Senior Unsecured Notes due 2025 (herein called the “2015 Notes”), the form and substance of the 2015 Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture, as heretofore supplemented, and this Fifth Supplemental Indenture.

Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, as heretofore supplemented, as provided in Section 9.01 of the Indenture, as heretofore supplemented, and the Company desires to amend the Indenture, as heretofore supplemented, as hereinafter provided, and has requested that the Trustee join in the execution and delivery hereof.

All things necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable agreement of the Company, and to make the 2015 Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been done.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the 2015 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 2015 Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the 2015 Notes as follows:

ARTICLE I

GENERAL TERMS AND CONDITIONS OF

THE 2015 NOTES

Section 1.01 There shall be and is hereby authorized a series of Notes designated the “3.850% Senior Unsecured Notes due 2025”. The 2015 Notes shall initially be authenticated and delivered in the aggregate principal amount of $250,000,000. The 2015 Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on August 1, 2025. The Company may issue, without the consent of the Holders of the 2015 Notes, additional 2015 Notes from time to time in accordance with Section 3.01 hereof. Any such additional 2015 Notes shall have identical terms as the 2015 Notes, unless otherwise determined by the Company with respect to their original date of issuance, their original interest accrual date, and their original Interest Payment Date (as hereinafter defined), provided that if such additional 2015 Notes are not fungible with the 2015 Notes initially authenticated and delivered for U.S. federal income tax purposes, such additional 2015 Notes will be issued with a separate CUSIP number. Any such additional 2015 Notes, together with the other 2015 Notes, shall constitute a single series for purposes of the Indenture.

Section 1.02 The 2015 Notes shall be issued in fully registered form without coupons, initially as one or more Global Notes to and registered in the name of Cede & Co., as nominee of The Depository Trust Company, as Depositary therefor. Any 2015 Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth in the second paragraph at the top of the form of 2015 Note in Article II hereof (in addition to that set forth in Section 2.04 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Note may be exchanged in whole or in part for a 2015 Note registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in Clause (2) of the last paragraph of Section 3.05 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.05 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee.

Section 1.03 Each 2015 Note will bear interest at the rate of 3.850% per annum, from August 11, 2015 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually in arrears on February 1 and August 1 in each year (each an “Interest Payment Date”), commencing February 1, 2016 until the principal thereof is paid or made available for payment. The interest so payable on a 2015 Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such 2015 Note or any Predecessor Note is registered at the close of business on the Regular Record Date for such interest, which shall be the second Business Day immediately preceding the applicable Interest Payment Date. Any such installment of interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such 2015 Note or any Predecessor Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2015 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2015 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The amount of interest payable on the 2015 Notes for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date, Redemption Date or Stated Maturity of any 2015 Note is not a Business Day, then payment of interest or principal (and premium, if any) payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

As used in this Fifth Supplemental Indenture, “Business Day” means any day, other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

Section 1.04 Payment of the principal of, and premium, if any, and interest on the 2015 Notes shall be payable, registration of transfer or exchange of the 2015 Notes may be effected, and notices and demands to or upon the Company in respect of the 2015 Notes and the Indenture, as heretofore and hereby supplemented and amended, may be served at the office or agency of the Company maintained for that purpose in the City of Los Angeles, California, which shall be the office of the Trustee located at 120 S. San Pedro Street, Suite 410, Los Angeles, California 90012 or at such other office or agency in the City of Los Angeles and State of California as may be designated for such purpose by the Company from time to time; and such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notices and demands to or upon the Company in respect of the 2015 Notes and the Indenture may be served at the office or agency of the Company maintained for that purpose, which initially shall be the Corporate Trust Office of the Trustee.

Section 1.05 The Company, at its option, may redeem at any time all, or from time to time, any part of the 2015 Notes on not less than 30 days nor more than 60 days notice as provided in the Indenture (except that, in respect of any redemption referred to below in Paragraph A of this Section 1.05, notwithstanding the provisions of Section 11.04 of the Indenture, any notice of redemption for the 2015 Notes given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof) at a Redemption Price equal to:

A. in the event of any redemption, the Redemption Date in respect of which occurs prior to May 1, 2025 (three months prior to the Stated Maturity of August 1, 2025), the greater of the following amounts:

(i) 100% of the principal amount of the 2015 Notes then Outstanding to be so redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal amount and interest on the 2015 Notes to be redeemed that would be due if such 2015 Notes matured on May 1, 2025, but for the redemption (not including any portion of payments of interest accrued as of the applicable Redemption Date), discounted to the applicable Redemption Date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 0.25%, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date; or

B. in the event of any redemption, the Redemption Date in respect of which occurs on or after May 1, 2025 (three months prior to the Stated Maturity of August 1, 2025), 100% of the principal amount of the 2015 Notes then Outstanding to be so redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.

The Redemption Price referred to in Paragraph A of this Section 1.05 shall be calculated by the Independent Investment Banker assuming a 360-day year consisting of twelve 30-day months.

For purposes of Paragraph A of this Section 1.05, the following terms will have the meanings set forth below.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2015 Notes to be redeemed (assuming for this purpose, that the 2015 Notes matured on May 1, 2025) that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such 2015 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(i) the bid-side for the Comparable Treasury Issue as of the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by The Wall Street Journal in the table entitled “Treasury Bonds, Notes, and Bills,” as determined by the Independent Investment Banker, or

(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day:

(x) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations,

(y) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received, or

(z) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means each of four primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”), consisting of (i) J.P. Morgan Securities LLC (or its affiliates), (ii) one Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc., and (iii) two other nationally recognized investment banking firms (or their affiliates) that are selected by the Company in connection with the particular redemption, and their respective successors, provided that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another nationally recognized investment banking firm (or its affiliate) that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the applicable Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Independent Investment Banker shall give to the Company and the Trustee written notice of any Redemption Price referred to in Paragraph A of this Section 1.05 applicable to the 2015 Notes promptly after its calculation thereof.

The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Independent Investment Banker’s calculation of any Redemption Price referred to in Paragraph A of this Section 1.05, and shall have no responsibility for such calculation.

If less than all of the 2015 Notes are to be redeemed, the Trustee shall select by lot, on a pro-rata basis or in such other manner as it shall deem appropriate and fair, the particular 2015 Notes or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of 2015 Notes to be redeemed (which, as long as the 2015 Notes are held in the book-entry only system, will be The Depository Trust Company (or its nominee) or a successor Depositary); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of 2015 Notes as to which there shall have been no such failure or defect. Such notice may state that such redemption shall be conditional upon receipt by the Paying Agent or Agents for such 2015 Notes, on or prior to the Redemption Date, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such 2015 Notes and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such 2015 Notes. On and after the Redemption Date (unless the Company shall default in the payment of the 2015 Notes or portions thereof to be redeemed at the applicable Redemption Price, together with interest accrued thereon to such date), interest on the 2015 Notes or the portions thereof so called for redemption shall cease to accrue.

Section 1.06 The 2015 Notes will not be subject to any sinking fund.

Section 1.07 The 2015 Notes are subject to defeasance pursuant to and in accordance with Section 13.02 and Section 13.03 of the Indenture.

Section 1.08 Regulatory Statement. Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission each of the Company and its corporate parent, PNM Resources, Inc. (“Parent”), is required to include the following covenants in any debt instrument:

The Company and its Parent are being operated as separate corporate and legal entities. In agreeing to make loans to Parent, Parent’s lenders are relying solely on the creditworthiness of Parent based on the assets owned by Parent, and the repayment of the loan will be made solely from the assets of Parent and not from any assets of the Company; and the Parent’s lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of the Company.

ARTICLE II

FORM OF 2015 NOTES

Section 2.01 The 2015 Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the following form:

Form of 2015 Note.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PUBLIC SERVICE COMPANY OF NEW MEXICO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Form of Face of 3.850% Senior Unsecured Notes due 2025.

PUBLIC SERVICE COMPANY OF NEW MEXICO

3.850% Senior Unsecured Notes due 2025

No.	$
CUSIP No.
ISIN No.

PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of New Mexico (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              Dollars on August 1, 2025 and to pay interest thereon from August 11, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2016 at the rate of 3.850% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the second Business Day immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this

Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Los Angeles, California, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:
[Name:]
[Title:]

Attest:

[Assistant] Secretary

Form of Trustee’s Certificate of Authentication.

CERTIFICATION OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

MUFG UNION BANK, N.A., as Trustee

By:
Authorized Signatory

Form of Reverse of 3.850% Senior Unsecured Notes due 2025.

This Note is one of a duly authorized issue of senior notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1998, as supplemented and amended (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and MUFG Union Bank, N.A., a national banking association (formerly known as Union Bank, N.A., as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Fifth Supplemental Indenture, dated as of August 11, 2015 (the “Fifth Supplemental Indenture”), creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof to be authenticated and delivered in an unlimited aggregate principal amount.

The Company, at its option, may redeem all, or from time to time, any part of the Notes of this series at the then applicable Redemption Price set forth in the Fifth Supplemental Indenture and upon the other terms and conditions therein and in the Indenture provided.

The Notes of this series will not be subject to any sinking fund.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes as therein provided without the consent of any Holders. In addition, the Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Notes of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Notes of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each, or all series, as the case may be, then Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and permitting the Holders of specified percentages in principal amount of the Notes of each series Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with transfer or exchange.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As used in this Note, “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business. Unless otherwise defined herein, all other terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ARTICLE III

ORIGINAL ISSUE OF 2015 NOTES

Section 3.01 2015 Notes in the aggregate principal amount of $250,000,000, and additional 2015 Notes as in Section 1.01 of this Fifth Supplemental Indenture provided, may, upon execution of this Fifth Supplemental Indenture, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2015 Notes in accordance with a Company Order delivered to the Trustee by the Company, all pursuant to and in accordance with Section 3.03 of the Indenture, as heretofore supplemented.

ARTICLE IV

PAYING AGENT AND REGISTRAR

Section 4.01 MUFG Union Bank, N.A. will be the Paying Agent and Note Registrar for the 2015 Notes.

ARTICLE V

AMENDMENTS

Section 5.01. The Indenture, as heretofore supplemented, is hereby amended by adding the following as a second paragraph of Section 6.06:

“The Trustee shall furnish the Company periodic cash transaction statements which include detail for all investment transactions effected by the Trustee or brokers selected by the Company. Upon the Company’s election, such statements will be delivered via the Trustee’s online service and upon electing such service, paper statements will be provided only upon request. The Company waives the right to receive brokerage confirmations of security transactions effected by the Trustee as they occur, to the extent permitted by law. The Company further understands that trade confirmations for securities transactions effected by the Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.”

Section 5.02. The Indenture, as heretofore supplemented, is hereby amended by deleting the last sentence of Section 3.09 in its entirety and replacing it with the following sentence:

“The Trustee shall destroy all cancelled Notes held by it and shall deliver a certificate of such destruction to the Company.”

ARTICLE VI

SUNDRY PROVISIONS

Section 6.01 Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of 2015 Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the 2015 Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

Section 6.02 The Indenture, as heretofore supplemented and as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 6.03 The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to and form part of this Fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifth Supplemental Indenture.

Section 6.04 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.05 This Fifth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

	By:	/s/ Elisabeth Eden
Elisabeth Eden
Vice President and Treasurer

Attest:

/s/ Jim Acosta
Assistant Secretary

MUFG UNION BANK, N.A., as Trustee

	By:	/s/ Timothy P. Miller
Timothy P. Miller
Vice President